UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

__________________________________________

SCHEDULE 14C

__________________________________________

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement
☒	Definitive Additional Materials

INSPIRE VETERINARY PARTNERS, INC.
(Name of Registrant as Specified in Its Charter)

Payment of filing fee (Check the appropriate box):

☒	No Fee Required
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

INSPIRE VETERINARY PARTNERS, INC.

780 Lynnhaven Parkway

Suite 400

Virginia Beach, Virginia 23452

(757) 734-5464

NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT MATERIALS

To Our Stockholders:

NOTICE IS HEREBY GIVEN that on December 9, 2025, the holders of the majority of the voting power of the stockholders of Inspire Veterinary Partners, Inc., a Nevada corporation (the “Company” “we”, “us,” or “our”) approved the following action without a meeting of stockholders in accordance with Section 78.320(2) of the Nevada Revised Statutes:

An amendment to the Company’s Amended and Restated Articles of Incorporation to increase the total number of authorized shares of Class A Common Stock to seven hundred million (700,000,000) shares.

Important Notice Regarding the Availability of Information Statement Materials

Pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, you are receiving this notice that the Information Statement is available on the Internet. This communication provides only a brief overview of the more complete Information Statement Materials. We encourage you to access and review all of the important information contained in the Information Statement Materials.

Follow the instructions below to view the Information Statement Materials or request printed or email copies.

Our Information Statement is available at https://ir.inspirevet.com/proxy-statements/

If you want to receive a paper or e-mail copy of the Information Statement Materials, you must request one. There is no charge to you for requesting a paper or e-mail copy. Please make your request for a copy by one of the following methods:

•        email to mward@inspirevet.com;

•        mail to 780 Lynnhaven Parkway, Suite 400, Virginia Beach, Virginia 23452; or

•        call (757) 734-5456.

WE ARE NOT ASKING YOU FOR A PROXY,
AND YOU ARE REQUESTED NOT TO SEND US A PROXY